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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-57868 and No. 33-60883 on Form S-3 and No. 33-73020 on Form S-8 of Tide West Oil Company, of our report dated February 26, 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the 1993 change in the method of accounting for income taxes) appearing in this Annual Report on Form 10-K of Tide West Oil Company for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
March 25,1996